Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 of our report dated February 28, 2014, except for the effects of discontinued operations discussed in Note 5 to the consolidated financial statements, as to which the date is March 3, 2016, relating to the financial statements and financial statement schedules, which appears in NII Holdings, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP
McLean, VA
May 10, 2016